Exhibit 1.1

Execution Version

WASTE MANAGEMENT, INC.

$500,000,000 2.400% Senior Notes due 2023

Underwriting Agreement

New York, New York

May 9, 2016

To the Representatives named

in Schedule II hereto of the

Underwriters named in

Schedule II hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

One Bryant Park

New York, New York 10036

c/o Mizuho Securities USA Inc.

320 Park Avenue – 12th Floor

New York, New York 10022

Ladies and Gentlemen:

Waste Management, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $500,000,000 aggregate principal amount of 2.400% Senior Notes due 2023 (the “Notes”), to be issued under an indenture (the “Indenture”) dated as of September 10, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A. (as the current successor to the initial trustee, Texas Commerce Bank National Association), as trustee (the “Trustee”), and to be guaranteed on a senior unsecured basis (the “Guarantee”) by Waste Management Holdings, Inc. (“Holdings”) pursuant to a guarantee (the “Guarantee Agreement”) in favor of the holders of the Notes to be dated as of the Closing Date (as defined in Section 3 hereof). The Notes and the Guarantee are sometimes referred to herein collectively as the “Securities.” Any reference herein to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, which were filed under the Exchange Act on or before the

Effective Date of the Registration Statement or the date of the Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

At or prior to the Time of Sale, the Company had prepared the following information (the “Time of Sale Information”): the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Annex A hereto.

1. Representations and Warranties. Each of the Company and Holdings represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-207628) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities. The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. The Company will next file with the Commission a final prospectus in accordance with Rules 415 and 424(b). The Registration Statement, at the Time of Sale, meets the requirements set forth in Rule 415(a)(1)(x).

(b) At the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date the Registration Statement did not, and on the Closing Date the Registration Statement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the Effective Date the Indenture did, and on the Closing Date the Indenture will, comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of filing of the Final Prospectus pursuant to Rule 424(b) and on the Closing Date, the Registration Statement and the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made with respect to the Final

Prospectus, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(c) The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Final Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Final Prospectus has been omitted therefrom.

(d) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Final Prospectus, (iv) the documents constituting the Time of Sale Information, and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(e) The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, when they were filed with the

Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Indenture has been duly authorized, executed and delivered by the Company and, assuming it was duly executed and delivered by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Indenture has been duly qualified under the Trust Indenture Act and conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Final Prospectus.

(g) The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to you against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Notes conform to the description thereof in the Registration Statement, the Time of Sale Information and the Final Prospectus.

(h) The Guarantee Agreement has been duly authorized and, when executed and delivered by Holdings against payment for the Notes in accordance with the terms thereof, will have been validly executed and delivered, and will constitute a valid and binding agreement of Holdings, enforceable against Holdings in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Guarantee conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Final Prospectus.

(i) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(j) Holdings is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect.

(k) Each of the Company’s “significant subsidiaries” (as such term is defined in Regulation S-X under the Exchange Act) (the “Subsidiaries”) is included in the list of subsidiaries on Exhibit 21.1 of the Annual Report on Form 10-K for the year ended December 31, 2015, and each of the Subsidiaries has been duly organized, is validly existing and is in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Final Prospectus; and each of the Subsidiaries is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not, singly or in the aggregate, have a Material Adverse Effect.

(l) All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are owned, directly or indirectly, by the Company. All such shares are fully paid and nonassessable, and, except as disclosed in the Registration Statement, the Time of Sale Information and the Final Prospectus, are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”). Except as disclosed in the Registration Statement, the Time of Sale Information and the Final Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Subsidiary.

(m) This Agreement has been duly and validly authorized, executed and delivered by the Company and Holdings.

(n) Except as disclosed in the Registration Statement, the Time of Sale Information and the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body or any arbitrator pending against the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement, the Time of Sale Information or the Final Prospectus, or which could reasonably be expected to have a Material Adverse Effect, or materially and adversely affect the performance of the Company’s obligations pursuant to this Agreement and, to the best of the Company’s knowledge, no such proceedings are contemplated or threatened. No action has been taken with respect to the Company or any subsidiary, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency and no injunction, restraining order or other order of any court of competent jurisdiction has been issued with respect to the Company or any subsidiary that prevents the issuance of the Securities or suspends the effectiveness of the Registration Statement, prevents or suspends the use of the Final Prospectus or prevents or suspends the sale of the Securities in any of the jurisdictions that you may have specified pursuant to Section 5(h) hereof; and every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information to be included in the Registration Statement or the Final Prospectus or otherwise has been complied with in all material respects.

(o) Except as disclosed in the Registration Statement, the Time of Sale Information and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Time of Sale Information and the Final Prospectus (or any amendment or supplement thereto), neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, and there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(p) Except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus or such as would not have a Material Adverse Effect, each of the Company and its subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, the Time of Sale Information and the Final Prospectus as being owned by it, free and clear of all Liens, except Liens for taxes not yet due and payable and Liens described in the Registration Statement, the Time of Sale Information and the Final Prospectus or in a document filed as an exhibit to the Registration Statement. All the property described in the Registration Statement, the Time of Sale Information and the Final Prospectus as being held under lease by each of the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases, except as would not have a Material Adverse Effect.

(q) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), where such violation or default would not have a Material Adverse Effect.

(r) Neither the Company nor Holdings has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, neither will distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Time of Sale Information and the Final Prospectus or other materials, if any, permitted by the Act.

(s) Except as would not have a Material Adverse Effect, each of the Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement, the Time of Sale Information and the Final Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing.

(t) Neither the Company nor Holdings is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, neither will be an “investment company” as defined in the 1940 Act.

(u) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Time of Sale Information and the Final Prospectus.

(v) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except as would not have a Material Adverse Effect, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(w) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(x) Ernst & Young LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Time of Sale Information and the Final Prospectus, are an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Act.

(y) Each of the Company and Holdings has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, and except as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, and except as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto).

(z) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, nor is the Company aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect, except as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto).

(aa) Except as would not have a Material Adverse Effect, (i) the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and its Subsidiaries are in compliance with the terms of such policies and instruments; (iv) there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (v) neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, except in each case as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto). Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto).

(bb) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto).

(cc) Except as would not have a Material Adverse Effect, the Company and its subsidiaries possess and are in compliance with all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto).

(dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) Neither the Company nor Holdings has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or Holdings to facilitate the sale or resale of the Securities.

(ff) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, regulations and requirements relating to pollution, the protection of natural resources, human health and safety, the environment or hazardous or toxic substances or wastes, solid wastes, petroleum hydrocarbons or products, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses, certificates and other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential cost or liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, solid wastes, petroleum hydrocarbons or products, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or cost or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto). The environmental reserves described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus reflect in accordance with generally accepted accounting principles in the United States the known liabilities and obligations of the Company and its subsidiaries under Environmental Laws.

(gg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license, certificate or other authorization or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto).

(hh) Except as would not have a Material Adverse Effect, each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which current or former employees of the Company and all members of its controlled group (within the meaning of Section 303(d)(1)(B) of ERISA) are or have been eligible to participate and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations. Except as would not have a Material Adverse Effect, the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(ii) No holders of securities of the Company or Holdings have rights to the registration of such securities under the Registration Statement.

(jj) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and the statements contained in any such certification are true and correct in all material respects. There is and has been no failure on the part of the Company or, to the knowledge of the Company, on the part of any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans.

(kk) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) were designed to ensure, among other things, that material information relating to the Company, including its consolidated subsidiaries, was made known to the principal executive officer and the principal financial officer of the Company by others within those entities, particularly during the periods in which the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016 was being prepared; (ii) have been evaluated for effectiveness as of the end of the periods covered by the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016 pursuant to Rule 13a-15 of the Exchange Act; and (iii) are effective to ensure that the Company is able to collect, process and disclose the information required to be disclosed in reports filed with the Commission within required time periods.

(ll) Based on the evaluation of its disclosure controls and procedures as of the end of the periods covered by the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016, and other than as has been disclosed in the Registration Statement, the Time of Sale Information and the Final Prospectus, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect its ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company.

(mm) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 12a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Except as disclosed in the Registration Statement, the Time of Sale Information and the Final Prospectus, there are no material weaknesses in the Company’s internal controls.

(nn) Since March 31, 2016, there have been no significant changes in internal controls or in other factors that could significantly affect the Company’s internal controls over financial reporting.

(oo) Other than Holdings, no subsidiary of the Company has guaranteed any outstanding senior indebtedness of the Company except for de minimis guarantees made in the ordinary course of business.

(pp) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Securities.

(qq) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(rr) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity located, organized or resident in a country or territory that is the subject or the target of sanctions, including, without limitation, Cuba, North Korea, Crimea, Iran, Sudan and Syria, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Any certificate signed by any officer of the Company or Holdings and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or Holdings, as the case may be, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.273% of the principal amount of the Notes plus accrued interest, if any, from May 16, 2016 to the Closing Date, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule II hereto.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, in connection with the offering of Securities hereby, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) The Company will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act; will file any Issuer Free Writing Prospectus (including the term sheet in the form of Schedule I hereto) to the extent required by Rule 433 under the Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company shall pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Final Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, if the filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.

(c) The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, or any amendment to the Final Prospectus or any Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission; (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (iii) of any request by the Commission or its staff for any amendment to the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(d) If, during the Prospectus Delivery Period, (i) any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (b) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (3) supply any supplemented Final Prospectus to the Underwriters in such quantities as they may reasonably request.

(e) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) of this Section 5, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(g) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, during the Prospectus Delivery Period, as many copies of the Final Prospectus, any amendment or supplement thereto and documents incorporated by reference therein, and each Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(h) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, in connection with its review of the offering; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to tax or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities (excluding commercial paper or bank borrowings) issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until June 8, 2016.

(j) Neither the Company nor Holdings will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 1(d) or Section 5(b) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule I hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and Holdings contained herein as of the Time of Sale and the Closing Date, to the accuracy of the statements of the Company and Holdings made in any certificates pursuant to the provisions hereof, to the performance by the Company and Holdings of their obligations hereunder and to the following additional conditions:

(a) If the filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) and Section 8A under the Act or otherwise, shall have been instituted or threatened; each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act to the extent required by Rule 433 thereunder; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) The Company shall have requested and caused Baker Botts L.L.P., counsel for the Company and Holdings, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) each of the Company and Holdings is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Final Prospectus and to execute and deliver and perform its obligations under this Agreement;

(ii) this Agreement has been duly authorized, executed and delivered by the Company and Holdings;

(iii) the Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), which principles may include implied duties of good faith and fair dealing;

(iv) the global certificate representing the Notes is in a form authorized by the Indenture, the Notes have been duly authorized by the Company and, assuming the global certificate representing the Notes has been authenticated and delivered by the Trustee in the manner provided for in the Indenture and delivered against payment of the consideration therefor as specified in this Agreement, the Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), which principles may include implied duties of good faith and fair dealing. Each registered holder thereof is entitled to the benefits of the Indenture;

(v) the Guarantee Agreement has been duly authorized, executed and delivered by Holdings and, assuming the global certificate representing the Notes has been authenticated and delivered by the Trustee in the manner provided for in the Indenture and delivered against payment of the consideration therefor as specified in this Agreement, the Guarantee Agreement constitutes a valid and binding agreement of Holdings, enforceable against Holdings in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), which principles may include implied duties of good faith and fair dealing, and except for provisions purporting to waive rights to notice, legal defenses, statutes of limitation or other benefits that cannot be waived under applicable law;

(vi) the Indenture has been duly qualified under the Trust Indenture Act;

(vii) the Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Final Prospectus;

(viii) the Registration Statement has become effective under the Act; any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

(ix) no authorization, approval, consent or license of any regulatory body or authority (other than under the Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states) and no approval of the stockholders of the Company or Holdings is required for the valid authorization, issuance, sale and delivery of the Securities by the Company or Holdings, or for the performance of the Indenture;

(x) the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the terms of this Agreement and the Indenture do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or by-laws of the Company or Holdings, or any indenture, mortgage or other agreement or instrument to which the Company or its subsidiaries is a party or by which they or any of their property is bound that is filed as an exhibit to the Registration Statement or to any of the documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, or any existing applicable laws, rule or regulation (excluding any state securities or state or federal anti-fraud law, rule or regulation);

(xi) the statements set forth in the Preliminary Prospectus and the Final Prospectus under the heading “Certain U.S. Federal Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to constitute a summary of United States federal income tax law and regulations or legal conclusions with respect thereto, accurately summarize the matters described therein in all material respects, subject to the assumptions and qualifications set forth therein; and

(xii) neither the Company nor Holdings is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Time of Sale Information and the Final Prospectus and have participated in conferences with officers and other representatives of the Company, with representatives of the Company’s independent registered public accounting firm and with the Underwriters and counsel to the Underwriters, at which the contents of the Registration Statement, the Time of Sale Information, the Final Prospectus and related matters were discussed, and although the purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Information or the Final Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents, and although many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Information and the Final Prospectus involve matters of a non-legal nature and, accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Time of Sale Information and the Final Prospectus (except to the extent stated in paragraphs (vii) and (xi) above), subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel shall advise that (a) the Registration Statement, as of the latest Effective Date, the Time of Sale Information, as of the Time of Sale, and the Final Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and (b) nothing has come to such counsel’s attention that caused such counsel to believe that (1) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (3) the Final Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in each case such counsel need not express any belief with respect to (x) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, (y) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein or (z) that part of the Registration Statement that constitutes the Trustee’s Statement of Eligibility on Form T-1.

In rendering such opinions, such counsel may (A) state that the opinions are based on and limited to the contract law of the State of New York, the laws of the State of Texas, the General Corporation Law of Delaware and the Federal laws of the United States, and (B) rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) Courtney A. Tippy, Assistant General Counsel – Securities & Governance, Corporate Secretary of the Company, shall have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) each of the corporate Subsidiaries organized under United States law is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, except as would not have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Final Prospectus, all of the issued and outstanding capital stock of each of the Subsidiaries is validly issued, fully paid and nonassessable and, to the best of such counsel’s knowledge, all of such shares of stock owned by the Company are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries were issued in violation of the preemptive or similar rights of any security holder thereof;

(ii) the documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (other than the financial statements, related schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Time of Sale Information and the Final Prospectus), as of the dates they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations promulgated thereunder;

(iii) except as set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus (or incorporated by reference therein), such counsel does not know of any action, suit, proceeding, inquiry or investigation pending or threatened against the Company or any of its subsidiaries, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, in which there is a reasonable probability of a Material Adverse Effect;

(iv) such counsel does not know of any statutes or regulations or any pending or threatened legal or governmental proceedings required to be described in the Registration Statement, the Time of Sale Information and the Final Prospectus which are not described as required, nor of any material contracts or documents of a character required to be described in the Registration Statement, the Time of Sale Information or the Final Prospectus or to be filed or incorporated as exhibits to the Registration Statement which are not described and filed or incorporated as required;

(v) such counsel does not know of any holders of securities of the Company or Holdings that have rights to the registration of such securities under the Registration Statement; and

(vi) the execution and delivery of this Agreement, the Notes, the Guarantee Agreement and the execution and performance of the Indenture (the “Operative Agreements”), the consummation of the transactions contemplated in the Operative Agreements and compliance with the terms of the Operative Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or by-laws of the Company or any of its Subsidiaries, or, to the knowledge of such counsel, any indenture, mortgage or other agreement or instrument to which the Company or its Subsidiaries is a party or by which they or any of their property is bound, or any existing applicable laws, rule, regulation (excluding any state securities or state or federal anti-fraud law, rule or regulation), or, to the knowledge of such counsel, any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their properties, that in any case would have a Material Adverse Effect.

(d) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Information and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) Each of the Company and Holdings shall have furnished to the Representatives a certificate, signed by the principal legal officer and the vice president and treasurer of the Company in the case of the Company, and signed by the vice president and treasurer of Holdings in the case of Holdings, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Information and the Final Prospectus, any supplements to the Time of Sale Information and the Final Prospectus, and this Agreement and that:

(i) in the case of Holdings, the representations and warranties of Holdings in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date;

(ii) in the case of the Company, the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iv) since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Time of Sale and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Time of Sale and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect, among other things, that:

(i) in their opinion the audited financial statements and financial statement schedule included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) the information included or incorporated by reference in the Registration Statement, the Time of Sale Information and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 503(d) (Ratio of Earnings to Fixed Charges) is in conformity with the applicable disclosure requirements of Regulation S-K;

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its consolidated subsidiaries) set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus and in Exhibit 12 to the Registration Statement, the information included or incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016, incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” agrees with the accounting records of the Company and its consolidated subsidiaries, excluding any questions of legal interpretation; and

(iv) they have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: (A) at May 5, 2016 there was any change in the capital stock, increase in long-term indebtedness or any decreases in consolidated net current assets or in total equity of the Company as compared with the amounts shown on the March 31, 2016 unaudited consolidated balance sheet incorporated by reference in the Registration Statement; or (B) for the period from April 1, 2016 to May 5, 2016 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of net consolidated income attributable to the Company.

References to the Final Prospectus in this paragraph (f) of this Section 7 include any supplement thereto at the date of the letter. The letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company and Holdings shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Baker Botts L.L.P., counsel for the Company, at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, on the Closing Date.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof (other than as a result of the occurrence of the circumstances in Sections 11(ii) and 11(iii)) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) Each of the Company and Holdings, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Time of Sale Information, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor Holdings will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or Holdings may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and Holdings, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls either the Company or Holdings within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company or Holdings to each Underwriter (the “Foregoing Indemnity”), but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the Foregoing Indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Company and Holdings acknowledges that the following statements set forth in the Time of Sale Information and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the Foregoing Indemnity: (i) the statements in the last paragraph of the cover page regarding delivery of the Securities and (ii) (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances, and (C) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, in each case under the heading “Underwriting.”

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party and shall not, without the consent of the indemnified party, be counsel to the indemnifying party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a separate counsel (including a local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (ii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party shall not be liable under this Section 9 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, Holdings and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, Holdings and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and Holdings on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, Holdings and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Holdings on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and Holdings shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and Holdings on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Holdings and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or Holdings within the meaning of either the Act or the Exchange Act, each officer of the Company or Holdings who shall have signed the Registration Statement and each director of the Company or Holdings shall have the same rights to contribution as the Company or Holdings, subject in each case to the applicable terms and conditions of this paragraph (d).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or Holdings. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Time of Sale Information and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal, New York State or State of Texas authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iv) there shall have occurred any material change in the financial markets or any outbreak or escalation of hostilities, insurrection or armed conflict, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Time of Sale Information and the Final Prospectus (exclusive of any amendment or supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and Holdings or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or Holdings or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to: Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: 646-291-1469); Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1– 050-12-01, New York, New York 10020, Attention: High Grade Transaction Management/Legal (fax: 646-855-5958); and Mizuho Securities USA Inc., 320 Park Avenue – 12th Floor, New York, New York 10022, Attention: Debt Capital Markets Desk (fax: 212-205-7812); or, if sent to the Company or Holdings, will be mailed, delivered or telefaxed to Waste Management, Inc., Attn: General Counsel (fax: 713-209-9710) and confirmed to it at 1001 Fannin, Suite 4000, Houston, Texas 77002, Attention: Legal Department.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Base Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Houston, Texas.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective or are deemed to become effective under Rule 430A, Rule 430B and Rule 430C.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Time of Sale, together with the Basic Prospectus.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“Preliminary Prospectus” shall mean the preliminary prospectus supplement relating to the Securities dated May 9, 2016 that was filed with the Commission pursuant to Rule 424(b) prior to the Time of Sale, together with the Basic Prospectus.

“Prospectus Delivery Period” shall mean such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by any Underwriter or dealer.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Time of Sale (or, if not effective at the Time of Sale, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430 Information deemed to be included therein at the Effective Date as provided by Rule 430A, Rule 430B or Rule 430C.

“Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B,” “Rule 430C” and “Rule 462” refer to such rules under the Act.

“Rule 430 Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A, Rule 430B or Rule 430C that is deemed to be part of the Registration Statement at the time of its effectiveness.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) above.

“Time of Sale” shall mean 1:55 P.M. New York time on May 9, 2016, the time when sales of the Securities were first made.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

19. Consent to Representation. The Company and the Underwriters acknowledge that Vinson & Elkins L.L.P., which is acting as counsel to the Underwriters in connection with the offer and sale of the Securities, also acts as counsel from time to time to the Company and certain of its affiliates in connection with unrelated matters. The Company and the Underwriters consent to Vinson & Elkins L.L.P. so acting as counsel to the Underwriters.

20. Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Holdings and the several Underwriters.

Very truly yours,

WASTE MANAGEMENT, INC.

By:	/s/ Devina A. Rankin
Name: Devina A. Rankin
Title: Vice President and Treasurer

WASTE MANAGEMENT HOLDINGS, INC.

By:	/s/ Devina A. Rankin
Name: Devina A. Rankin
Title: Vice President and Treasurer

Signature Page to Underwriting Agreement (I)

The foregoing Agreement is hereby

confirmed and accepted as of the date

first set forth above.

BY:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

BY:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Brendan Hanley
Name:	Brendan Hanley
Title:	Managing Director

BY:	MIZUHO SECURITIES USA INC.

By:	/s/ James Guardino
Name:	James Guardino
Title:	Managing Director

For themselves and the other several Underwriters,

if any, named in Schedule II to the foregoing

Agreement.

Signature Page to Underwriting Agreement (II)

SCHEDULE I

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated May 9, 2016 relating to the

Preliminary Prospectus Supplement dated May 9, 2016

to Prospectus dated October 27, 2015

Registration Statement No. 333-207628

Pricing Term Sheet

$500,000,000 2.400% Senior Notes due 2023

Issuer:	Waste Management, Inc.

Guarantor:	Waste Management Holdings, Inc.

Trade Date:	May 9, 2016

Settlement Date:	T+5; May 16, 2016

Principal Amount:	$500,000,000

Maturity Date:	May 15, 2023

Coupon:	2.400%

Benchmark Treasury:	1.625% due April 30, 2023

Benchmark Treasury Price and Yield:	100-23 / 1.516%

Spread to Benchmark Treasury:	+90 basis points

Yield to Maturity:	2.416%

Price to Public:	99.898% of face amount

Net Proceeds (before expenses):	$496,365,000

Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on November 15, 2016.

Redemption Provisions:	The Notes are redeemable at any time prior to March 15, 2023 (two months prior to the maturity date), in whole or from time to time in part, at the option of the Company, at a make whole redemption price using the applicable Treasury rate plus 15 basis points (as defined and described in further detail in the Prospectus Supplement). The Notes are redeemable on or after March 15, 2023 (two months prior to the maturity date), in whole or from time to time in part, at the option of the Company, at par.

CUSIP/ISIN:	94106L BD0 / US94106LBD01

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Mizuho Securities USA Inc.

Co-Managers:	Scotia Capital (USA) Inc. PNC Capital Markets LLC Comerica Securities, Inc. Drexel Hamilton, LLC Siebert Brandford Shank & Co., L.L.C.

The issuer has filed a registration statement (including a prospectus) and prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: (1) Citigroup Global Markets Inc. toll-free at 1-800-831-9146; (2) Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; or (3) Mizuho Securities USA Inc. toll-free at 1-866-271-7403.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

SCHEDULE II

Representatives

Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Mizuho Securities USA Inc.

Underwriters

Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$145,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$145,000,000
Mizuho Securities USA Inc.	$145,000,000
Scotia Capital (USA) Inc.	$20,000,000
PNC Capital Markets LLC	$15,000,000
Comerica Securities, Inc.	$10,000,000
Drexel Hamilton, LLC	$10,000,000
Siebert Brandford Shank & Co., L.L.C.	$10,000,000

TOTAL	$500,000,000

ANNEX A

FREE WRITING PROSPECTUSES

Final Pricing Term Sheet, substantially in the form of Schedule I attached to this Agreement.